UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

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Energy and Water Development Corp.

(Exact name of registrant as specified in its charter)

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Florida	000-56030	30-0781375
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7901 4th St. N, Suite 4174

St. Petersburg, FL 33702

(Address of Principal Executive Office) (Zip Code)

305-517-7330

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

MaloneBailey, LLP (“MaloneBailey”) served as the independent registered public accounting firm for Energy and Water Development Company (the “Company”) for the fiscal years ended December 31, 2019 and 2018. After careful consideration of the ongoing audit needs of the Company, the Board of Directors of the Company has elected to dismiss MaloneBailey. The Company notified MaloneBailey on May 28, 2021 that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately.

MaloneBailey’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except with respect to an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2019 and December 31 2018 and the subsequent interim period through May 28, 2021, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weaknesses described in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Company provided MaloneBailey with the disclosures under this Item 4.01 and requested MaloneBailey to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. MaloneBailey’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company is currently processing the engagement agreement with its new independent registered public accounting firm for the fiscal year ending December 31, 2020 and plans to file an additional Current Report on Form 8-K as soon as it is finalized.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Chief Financial Officer

Effective as of May 26, 2021, Mr. Todd Allen Lee has resigned as Chief Financial Officer of the Company.

(c)	Engagement of Chief Financial Officer

Effective as of June 3, 2021, the Company has entered into a consulting services agreement with InfoQuest Technologies Inc., whereby Mr. Gary Rodney, age 72, will provide services to the Company as its Interim Chief Financial Officer as an independent contractor.

Prior to taking this position with the Company, Mr. Rodney served as President of InfoQuest Technologies Inc. where he has provided financial consulting services to start-up and emerging growth companies since 1995. He has provided outside financial consulting services to the Company since 2014 and has diverse experience in technology, accounting, finance, corporate planning, management, and executive leadership.

Mr. Rodney’s consulting agreement has an initial term of twelve months with automatic renewals thereafter. The consulting agreement sets forth the material terms and conditions of his engagement, including without limitation, monthly compensation and warrant issuance opportunities upon the completion of certain milestones. Additionally, the consulting agreement includes certain restrictive covenants that generally prohibit the disclosure of information that is confidential to the Company.

The foregoing description of the consulting agreement for Mr. Rodney contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1*	Consulting Services Agreement dated effective as of June 3, 2021 by and between Energy and Water Development Corp. and InfoQuest Technologies, Inc.
16.1	Letter from MaloneBailey LLP addressed to the Securities and Exchange Commission, dated as of June 3, 2021.

* Management contract or compensatory plans or arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy and Water Development Corp.

Dated: June 3, 2021	By:	/s/ Ralph Hofmeier
	Name: Title:	Ralph Hofmeier President, Chief Executive Officer